Maximus Special Announcement Conference Call April 21, 2021 Corrected Transcript Page 1 of 7 Operator Greetings, and welcome to the Maximus Special Announcement Conference Call. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, James Francis, Senior Director of Investor Relations for Maximus. Thank you, Mr. Francis. You may now begin. James Francis Good morning, and thanks for joining us. With me today is Bruce Caswell, President and CEO, and Rick Nadeau, CFO. I’d like to remind everyone that a number of statements being made today will be forward-looking in nature. Please remember that such statements are only predictions. Actual events and results may differ materially as a result of risks we face, including those discussed in Item 1A of our annual report on Form 10-K. We encourage you to review the information contained in our earnings release today and our most recent Forms 10-Q and 10-K filed with the SEC. The company does not assume any obligation to revise our update these forward-looking statements to reflect subsequent events or circumstances, except as required by law. And with that, I’ll hand the call over to Bruce. Bruce Caswell Thank you, James. This morning, we announced that we signed an agreement to acquire privately owned VES. We expect to close the deal by late May after we complete the financing. As we continue to execute and position Maximum for the future, this acquisition is a natural next step in progressing a primary element of our long-term strategy by accelerating our clinical evolution to meet long-term demand for BPO services with a clinical dimension. With a credentialed, highly skilled workforce and demonstrated ability to provide clinical services at scale, underpinned by digital supporting technology, VES provides us with important differentiators and qualifications as we pursue new opportunities that address challenges facing governments through shifting demographic and policy priorities. The acquisition also squarely meets the secondary strategic objective of the company by expanding our customer base in the federal marketplace and positioning us for further growth in adjacent accounts. Maximus and VES share a common purpose of supporting mission-critical federal programs in order to achieve the outcomes that matter to government and the people we serve. We recognize that VES’ talented and passionate workforce, commitment to quality, and unparalleled dedication to veterans and their needs, borne from its heritage of veteran ownership, has set the company apart in the marketplace. Their employee and veteran-centric culture, focus on quality and service, and proven operating model align with Maximus Federal’s organizational strategy and are attributes that attracted us to VES. And in many ways, there are great similarities between our companies’ cultures and values, the foremost being a compassionate and integrity-led approach in the support we provide citizens, enabling our government clients to achieve the outcomes that matter for their mission. This acquisition offers a low-complexity integration on approximately six contracts and a complementary national clinical network of 6,000 credentialed medical professionals. Maximus has the ability to bring additional resources, scale, and technology innovation to VES that will position the business to provide even better service to our nation’s veterans and at a scale the VA requires. Our experience managing credentialed medical professionals, conducting independent medical reviews, and our common IT capabilities and processes, will benefit veterans and the business. Together, we will continue to provide

Maximus Special Announcement Conference Call April 21, 2021 Corrected Transcript Page 2 of 7 unparalleled service to the individuals we serve who deserve the utmost respect, compassion, and care as veterans who sacrificed for their country. As I previously shared, we continue to see long-term demand for independent and conflict-free BPO services with a clinical dimension. In accordance with our clinical evolution strategy, we continue to build capabilities at scale and develop opportunities to leverage our independence and clinical skills more broadly in the federal marketplace and beyond. Around the world, Maximus conducts a variety of specialized screenings, assessments, evaluations, and reviews to accurately determine care and service needs for individuals, including children, adults, the elderly, veterans, and persons with disabilities. We perform more than 1.5 million assessments per year in the U.S. and United Kingdom, illustrating our expertise and experience in delivering large-scale, highly visible assessment programs that provide quality, timely, and respectful service, while ensuring the needs of vulnerable individuals are met. While domestically, our independent clinical assessments business has been growing at the state level through our previous acquisition of Ascend and subsequent organic growth, VES’ expertise will create a platform of scale for the first time at the federal level. As a result, the independent health and disability assessments and appeals portion of our business will comprise a larger share of our overall portfolio, lending further credibility to our organic growth efforts with other federal departments and in non-federal markets. Staying focused on the U.S. federal market, while working with the VA is not new to Maximus, we recognize this has not been at the scale of the VA’s relationship with VES. Maximus currently serves as the contractor for the VA Clinical Peer Review and VA Office of Medical and Legal Affairs programs. We’ve also provided peer review services for the Veteran Integrated Service Networks, or VISNs. Through years of partnership, VES brings an unrivaled reputation, commitment to the needs of veterans, and greater history with the department. Looking outside the VA, in due course, VES also provides the technical skills, capabilities, and past performance qualifications that Maximus can leverage to expand into several new federal customers, particularly in the area of occupational health. The acquisitions of Acentia in 2015, citizen engagement center operations from GDIT in 2018, Attain in March of this year, and now VES, help us play a more meaningful role in the U.S. federal market as we build scale, expand our customer base, and improve our competitive advantage. While operating customer contact centers and providing case management services will long remain a foundational element of our business, we also see macro trends, such as life expectancy, healthcare costs, and population health challenges, including mental health conditions, driving demand for BPO services with more of a clinical dimension. The VES acquisition brings together extensive experience and knowledge in providing clinical services at scale on behalf of government, deepens our market client base, and provides growth opportunities for all of our people. And, as I mentioned previously, our strategies are connected, and the demand for digital solutions to support clinical decision-making represents further opportunities for our teams to work together. We are excited to welcome our newest colleagues to Maximus and are proud of all of our military-connected employees and family members. In 2020, Maximus was ranked as a top employer in the U.S. for veterans by Military Times’ Best for Vets. We offer benefits and programming designed specifically for military-related employees and their families and promote the hiring of veterans through targeted outreach. On a global level, we help ensure that people with disabilities and those with long-term health conditions, have the opportunities to fulfill their potential and realize their aspirations. We were among the first to be recognized as a Disability Confident Leader in the U.K. and Disability Confident Recruiter in Australia.

Maximus Special Announcement Conference Call April 21, 2021 Corrected Transcript Page 3 of 7 We are firmly committed to employing and supporting a diverse population, including veterans and individuals with disabilities, in our business units, taking action to develop and retain our employees and better serve beneficiaries as a result by always seeking to reflect the populations we serve. And, with that, I will turn the call over to Rick to talk about M&A and the deal financials. Richard Nadeau Thank you, Bruce, and good morning. This transaction is an exciting step for Maximus. While this represents a large transaction for the company, we have not wavered from the discipline we employ in the M&A process and rationale in proceeding with a transaction. We believe acquisitive activities that lead to organic growth are a sound means of creating and enhancing shareholder value, and we aim to acquire businesses that drive our strategy. We pursued the Attain acquisition, previously announced on March 1, because it furthered two key pillars of our long-term strategy, digital transformation and market expansion. The acquisition of Veterans Evaluation Services covers the third pillar, which is a desire to be more clinical in our work, while also furthering our market expansion goals. Assessments, which are clinical in nature, are powerful tools for understanding and successfully addressing the needs of individuals we serve on behalf of our government customers. We are also gaining a notable and respected customer, the U.S. Department of Veterans Affairs, which will increase our presence within the U.S. Federal Government. In fiscal 2020, $535 million of our revenue came from assessments and appeals, which is 15 percent of total Maximus revenue. We currently have an extensive network of healthcare professionals who complete clinical assessments, provide occupational health services and independent medical reviews, and adjudicate complicated benefits appeals. This acquisition brings our assessments and appeals revenue mix to approximately 25 percent of total revenue on a pro forma basis. And VES’ network of credentialed medical professionals adds breadth to our assessment qualifications and capabilities. Let me turn to the deal details for the VES acquisition. We have entered into a definitive purchase agreement with a contracted price of $1.4 billion, which is subject to certain adjustments. We plan to fund the transaction with term loans that will marketed and sold during our third quarter. We expect to close the acquisition of VES during our third quarter, and the company’s debt to EBITDA ratio after the transaction is expected to be approximately 3:1. This business will become a part of our U.S. Federal Service Segment. Assuming deal completion at the end of May, we would expect revenue from the acquisition of $160 million to $175 million for the four months remaining in fiscal year 2021, which implies an annual run rate in the range of $480 million to $525 million. The impact to earnings is dependent on the valuation of acquired intangible assets and the estimated useful lives applied to those figures. We are working with our appraiser to finalize this analysis. While we cannot tell you the bottom-line impact until we know more about the appraisal, the nature of the acquired entity, and the underlying contract types, will blend up our corporate average operating income margin. The deal will have one-time transaction expenses of approximately $14 million that will need to be expensed in fiscal year 2021, and we will obviously have an increased interest expense for the borrowings. Considering all of those components, we expect this transaction to be slightly dilutive for the remainder of fiscal 2021, but it should be accretive in future periods. We expect to provide more refined estimates of the financial impacts on the May 6 earnings call. With two acquisitions in quick succession, we have addressed all three pillars of our long-term growth strategy. We are now focused on successful integration. Our priority is to ensure both Attain and VES are well supported to continue their respective successes.

Maximus Special Announcement Conference Call April 21, 2021 Corrected Transcript Page 4 of 7 And, finally, I would like to welcome the skilled team from VES and say that we are proud of the work you are doing for our veterans. And with that, we will open the line for Q&A. Operator? Operator Thank you. We will now be conducting a question-and-answer session. We ask that you please limit yourself to one question and one follow-up. If you wish to ask additional questions, you may reenter the queue. If you would like to ask a question today, please press star one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. Once again, that is star one to register a question. Our first question today is coming from Charlie Strauzer of CJS Securities. Please go ahead. Charles Strauzer Hi. Good morning. Bruce Caswell Good morning, Charlie. Richard Nadeau Good morning, Charlie. Charles Strauzer And congratulations on the great deal. And I want to just ask a couple quick questions if I could. First of all, Rick, you talked about the leverage ratio being 3 times post-closing of the transaction. Is that on a pro forma basis or kind of a go-forward basis? Richard Nadeau It’s really on an LTM basis, if we look at the historical financial statements of Maximus as of March 31 and pro forma historical for the two acquisitions, the one that we did on March 1 and this acquisition. Charles Strauzer Got it. And then, staying on the leverage ratio question for a second, you obviously had a couple of quick acquisitions come out of the pipeline here, and are there potentially further targets in the pipeline? And, if so, how high would you be comfortable going on the leverage ratio side? Richard Nadeau Let me do that in reverse order. I think that we kind of like 2.5 X as a reasonable target. Of course, we would go higher than 2.5 X for the right deal, and this one at 3.1 is not uncomfortable for us. I think with the very good coverage that we have on that, due to low interest rates and our high cash flow, that’s a good, responsible place for us to be. We could go even a little bit higher than that. But 2.5 would be a good, responsible target for us to stay with. Yeah, I think with respect to your first question, we do have an active deal pipeline. But the integration of these two entities will take some time, and we want to do this integration in a responsible way. We have the organizational capacity to do small tuck-in transactions, but I would not expect another big M&A transaction until we have these two transactions integrated. And that, of course, depends on strategic fit of any future acquisitions. We do have the ability to access more capital, but we do need to prioritize, as I said, the integration of Attain and VES, which should result in our free cash flow paying down the debt related to these acquisitions. So, I think you’ll see our debt to EBITDA reduce over time, and then in the near term, once we’ve digested these two transactions, I think we would open it up and look at the M&A pipeline irrespective of size. And just a quick reminder, I think you

Maximus Special Announcement Conference Call April 21, 2021 Corrected Transcript Page 5 of 7 know that when we talk about tuck-in transactions, those are things that are easy to diligence, easy to integrate, are good value, and are not dilutive. Does that answer your question, Charlie? Charles Strauzer That’s great. Thanks. And just one quick follow-up on the VA side. Would this transaction have to go through an approval process, or a novate, I think is the term that was being used? And, secondly, in terms of that, I know there’s been a pretty big backlog at the VA in terms of cases being held up, given COVID, and taking a pause there. What’s the status of that pipeline on their side? Bruce Caswell Sure. Why don’t I take that one, Charlie. Rick Nadeau Yeah, sure. Bruce Caswell So, the VA—as is customary in situations like this—we had an opportunity to reach out to the VA prior to announcing the transaction to make sure that they were comfortable with the arrangement between the companies. We had an excellent interaction with the officials from the VA. And so, there’s not a formal approval process they have to go through in terms of agreeing to the transaction. They’re, I think, pleased, right, that as a strategic, Maximus brings a great deal of experience in this area, is quite familiar to federal government departments and agencies. And as it relates specifically to the backlog, we have a nationwide network of providers that we can rapidly, upon closing, bring to bear to help build scale and capacity in the system. Presently, VES has about 6,000 contracted providers. They have 35 physical locations across the country in high-volume areas where they have brick-and-mortar clinical facilities. And, you’re right, COVID has led to a buildup of backlog, so we’re all really focused on what we can do to put a backlog reduction plan in place, working collaboratively with VES as soon as close the deal. And, as Rick noted, as a consequence, our plans for integration are to focus on customer delivery and on the backlog reduction program, and so forth, and then progressively integrate back office, and so forth, as we go further through the year and into the next year. Charles Strauzer Great. Thank you very much. Bruce Caswell Sure. James Francis Thanks, Charlie. Operator, next question, please. Operator Thank you. Our next question is coming from Donald Hooker of KeyBanc Capital Markets. Please go ahead. Donald Hooker Great. Good morning. Exciting news here, exciting day. I’d like to hear a little bit more about maybe the contracts. You mentioned there are six contracts with the VA that Veterans Evaluation Services has. And I assume they’re working with a spectrum of other BPO providers. So, I guess that would be that. And sort of a related question is, is there sort of a growth opportunity here, going forward, as well? Thank you.

Maximus Special Announcement Conference Call April 21, 2021 Corrected Transcript Page 6 of 7 Bruce Caswell Sure. I’ll go ahead and take that, Don. And good morning. Thank you. It is a very exciting day. So, the main contract vehicle or platform on which this company is presently performing was awarded in 2018. And it’s a 10-year contract, so it goes through 2028. And there are three providers. There were four companies that were initially awarded the business back in 2018. One of them is no longer operating and doing these type of medical disability examinations, or MDEs. The volumes of outsourced claims, to your question about kind of what the trend has been, have just—in 2019 broke the 1 million level. Prior to that, in 2018, it was about 750,000. So, they’ve been growing, but it’s not—the program is not fully outsourced yet. This began—this whole outsourcing program began with some pilot work over 20 years ago. And the VA has been really focused on moving this type of work to the contractor community because they believe strongly that the clinicians in VHA, Veterans Health Administration facilities, should be focused on, obviously, providing top-quality medical care to veterans themselves. And so, as a consequence, we do see there being continued work to be done in terms of further outsourcing of these claims. But I also wanted to note that this is a company that now has a nationwide clinical network as well as a presence in 30 countries. And so, as we look down the road and open the aperture a bit, you can understand that there would be opportunities, as I mentioned in my prepared remarks, in other areas like occupational health and other assessment-related activities for other departments within the U.S. Federal Government and even in other places. So, we’re thrilled that the competitive set is not just limited to the few companies I just alluded to, nor is the market constrained to simply the work that’s presently being done. That said, as I mentioned previously, our full objective is to work to increase capacity in the current environment because there’s plenty of work to be done working down the existing backlog. Anything further, Don? Donald Hooker That’s great. And would that include maybe foreign governments as well, or non-U.S. governments, the synergies over time? Bruce Caswell Well, one of the—you had asked about the number of contracts. One of the contracts is for what they call Region 7, which is for doing these medical disability examinations for service personnel or for veterans in other countries. And that program has grown from, gosh, I think in 2018 it was about 25 countries, and it’s up now to 33 countries. So, the company does have a presence and has local relationships with clinicians because not all the clinicians are obviously—they’re not—and in some instances, they may be retired American clinicians that have stayed in-country. But, in many instances, the contracts are with clinicians obviously in the foreign country that are, then, contracted to provide these examinations. With that type of footprint and set of relationships in so many countries, certainly one of the things we want to look at is what that means in terms of augmenting our strategy internationally to provide more of these types of assessments, which is a very comfortable thing for us to do, given our significant experience doing about a million assessments in the United Kingdom alone, right, for disability benefit-related needs on an annual basis. Donald Hooker Thank you so much. Good luck. Bruce Caswell Sure. Thank you.

Maximus Special Announcement Conference Call April 21, 2021 Corrected Transcript Page 7 of 7 James Francis Thanks, Don. Operator, next question, please. Operator Thank you. Our next question is coming from Richard Close of Canaccord Genuity. Please go ahead. Brian Hoffman Hey, good morning. This is Brian Hoffman on for Richard. Congrats on the announcement this morning. I have a question for you on the national network. You mentioned that VES has a network of about 6,000 medical professionals. I’m curious how that compares to your existing network for your medical assessments business. Is there any overlap there? And then, can you talk a bit more about how this expanded network can benefit your business or provide some sort of synergies longer term? Thank you. Bruce Caswell Sure. Happy to, Brian. Thanks for the question. So, the short answer is, historically, we’ve done a very, very little amount of work in the medical disability examination space as a subcontractor to one of the other two providers that I previously mentioned. And so, the amount of kind of overlap is really de minimis. The network that we’ve built nationally has been primarily to assist with appeals related to Medicare, that you’re familiar that we do, but also independent medical reviews for Worker’s Compensation claims and, of course, some of the review work that we do as it relates to the state Medicaid programs. So, we believe that through our relationships, we can source and put together very rapidly a supplemental network of folks where there would be no overlap, and it would be all additive to the network that VES has already so skillfully developed. So, that can add capacity in a very short order. And, correspondingly, I like the other side of your question, which is, well, then, what does the VES network bring to Maximus? Clearly, as we contemplate additional market opportunities, whether it’s for other federal departments and agencies, you think about branches of the military that do assessment-related work, you think about disability benefit assessments that are done at the state level and in other areas, it gives us the capacity to try to find the right clinician in the right place with the right specialty at the right time for the type of work that needs to be done. It also, as I’ve thought about it, lends to the opportunity to get some operating leverage through more of a shared services model for provider credentialing because, as you can imagine, all of these networks and providers that we work with on a national basis have to apply and be kind of brought into our program but also have to have appropriate credentials for the type of work they’re being asked to do. And that’s a traditional kind of back-office BPO process that you don’t want to have operating in four or five different places in the company. So, we can bring that together, do that at scale, and drive some operating efficiencies through a model like that now that we’ve increased our critical mass in that area. I hope that helps. Anything further, Brian? Brian Hoffman No, that was great. Thank you very much. James Francis Thanks, Brian. Operator, back to you. Operator Ladies and gentlemen, this brings us to the end of our question-and-answer session. We’d like to thank you for your interest in Maximus. You may disconnect your lines at this time, or log off the webcast, and have a wonderful day.